EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2007 Equity Incentive Plan, 2007 Non-Employee Directors’ Stock Option Plan, and 2007 Employee Stock Purchase Plan of ARYx Therapeutics, Inc. of our report dated March 29, 2010, with respect to the consolidated financial statements of ARYx Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2009 filed with the Securities and Exchange Commission.

/S/ ERNST & YOUNG LLP

Palo Alto, California

October 12, 2010